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                                                              Exhibit 99.(10)(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Complete and Partial Portfolio Holdings - Arrangements to Disclose to Service Providers and Fiduciaries", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated August 16, 2006 in the Registration Statement of UBS Retirement Money Fund (one of the Funds comprising UBS RMA Money Fund Inc.) (Form N-1A No. 811-03503).

                                                               ERNST & YOUNG LLP

New York, New York
August 28, 2006